EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated June 27, 2006, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB for the year ended December 31, 2005.

Lopez, Blevins, Bork and Associates, LLP
July 11, 2006